                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

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Check the appropriate box:

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     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                               MMC Networks, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                               MMC NETWORKS, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 31, 2000
                            ------------------------

To the Stockholders of MMC Networks, Inc.:

     MMC Networks, Inc., a Delaware corporation ("the Company"), will hold its Annual Meeting of Stockholders on Wednesday, May 31, 2000 at 1:00 p.m., local time, in our corporate offices located at 1144 East Arques Avenue, Sunnyvale, CA 94086. Our main phone number is 408-731-1600.

     At the meeting stockholders will vote on the:

     1. Election of two Class III directors to serve three-year terms or until their successors are duly elected and qualified.

     2. Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2000.

     3. Transaction of any other business that may properly come before the meeting.

     If you are a stockholder of record at the close of business on April 14, 2000, you are entitled to attend and vote at the Annual Meeting (the "meeting"). Your stockholder vote is very important to us. TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE AS SOON AS POSSIBLE. Your cooperation is greatly appreciated.

     The attached Proxy Statement describes in detail each of the proposals listed above, as well as the procedures for voting by proxy card.

     On behalf of the MMC Networks, Inc. Board of Directors and management team, I look forward to greeting you and our other valued stockholders at the meeting.

                                          Sincerely,

                                          Richard C. Yonker
                                          Vice President, Finance
                                          and Chief Financial Officer
Sunnyvale, California
April 28, 2000

                               TABLE OF CONTENTS

                                                               PAGE
                                                              NUMBER
                                                              ------
Notice of 2000 Annual Meeting of Stockholders

  Proxy Statement...........................................     1
  Information concerning solicitation and voting............     1
  Stock Ownership By Principal Stockholders And
     Management.............................................     2
  Proposal One -- Election of Directors.....................     3
     Nominees for Director and Biographies of Directors.....     3
     Meetings and Committees of the Board of Directors......     5
     Directors' Compensation................................     5
     Vote Required..........................................     6
     Board of Directors Recommendation......................     6
  Proposal Two -- Ratification of Independent Accountants...     6
     Vote Required..........................................     6
     Board of Directors Recommendation......................     6
  Executive Compensation....................................     7
     Summary Compensation Table.............................     7
     Stock Option Grants in Fiscal 1999.....................     8
     Stock Option Exercises in Fiscal 1999 and Fiscal
      Year-End Option Values................................     9
  Change in Control Provisions..............................     9
  Certain Transactions......................................    10
     Loans to Officers......................................    10
     Indemnification Agreements.............................    10
  Section 16(a) Beneficial Ownership Reporting Compliance...    10
  Report of the Compensation Committee of the Board of
     Directors on Executive Compensation....................    11
  Report of the Audit Committee of the Board of Directors...    13
  Stock Price Performance Graph.............................    14
  Other Matters.............................................    15

                               MMC NETWORKS, INC.

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     SOLICITATION. The Board of Directors of MMC Networks, Inc. (the "Company") is soliciting proxies for the 2000 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on matters brought before the meeting. Please read it carefully.

     RECORD DATE AND OUTSTANDING SHARES. The Board of Directors set April 14, 2000 as the record date for the meeting. Stockholders who owned the Company's Common Stock at the close of business on that date are entitled to vote and attend the meeting. Each share you own is entitled to one vote. On the record date, there were 32,536,486 shares of the Company's Common Stock outstanding. There were approximately 119 stockholders of record on the record date.

     MAILING DATE. The Company is mailing this Proxy Statement on or about April 28, 2000 to stockholders entitled to vote at the meeting.

     HOW TO VOTE IF YOU DO NOT ATTEND THE MEETING (PROXY VOTE). If you do not plan to attend the meeting, you may vote by proxy. Each share you own is entitled to one vote. To vote by proxy, read the proxy card and this Proxy Statement carefully, mark your votes and sign, date and return the enclosed proxy card in the postage-prepaid envelope provided. Even if you plan to attend the meeting, the Company requests that you complete, sign and return your proxy card in advance of the meeting in case you are unable to attend. You can always change your vote by voting in person at the meeting, even if you have already returned your proxy card.

     When you sign the proxy card, you appoint Amos Wilnai and Douglas Spreng to be your representatives at the meeting. At the meeting they will vote your shares as you have instructed them on your proxy card. In this way, your shares will be voted whether or not you attend the Annual Meeting. If an issue comes up for vote at the meeting that is not on the proxy card, Amos Wilnai and Douglas Spreng will vote your shares, under your proxy, in accordance with their best judgment.

     HOW TO REVOKE YOUR PROXY VOTE. You may cancel your proxy vote at any time before its use if you deliver a written notice of revocation to the Company, present another signed proxy with a later date or attend the meeting and vote in person.

     A QUORUM. A quorum is the number of shares that must be present, in person or by proxy, in order for business to be transacted at the meeting. The required quorum for the Annual Meeting is the majority of the shares issued and outstanding on the record date. There must be a quorum for the meeting to be held. All completed and signed proxy cards, whether representing a vote for, against, withheld, abstained or a broker non-vote, will be counted toward the quorum.

     ABSTENTIONS. Abstentions are counted for determining the presence or absence of a quorum but will not be included in the total number of votes cast with respect to a particular matter. Therefore abstentions will not affect the outcome of voting on any proposal.

     BROKER NON-VOTES. Brokers have discretion to vote shares that they hold in "street name" for their clients who are beneficial owners of the shares. Holding shares in "street name" means that your Company shares are held in an account at a brokerage firm and the stock certificates and record of ownership are not in your name. A vote is considered a broker non-vote when the broker has expressly not voted. Broker non-votes are counted for determining the presence or absence of a quorum, but they are not counted for determining the number of votes cast with respect to a particular proposal. As such, broker non-votes do not affect the outcome on any proposal in this Proxy Statement.

     REQUIREMENTS FOR A PROPOSAL TO PASS. In order for a proposal (other than the election of directors) to pass, the proposal must obtain a majority of the votes cast. The votes cast on a particular proposal include votes for and against a proposal.

     STOCKHOLDER PROPOSALS. Proposals from stockholders of the Company must be received no later than December 30, 2000 to be considered for possible inclusion in the proxy materials for the Company's 2001 Annual Meeting.

     If you wish to present a proposal at the Company's 2001 Annual Meeting and do not wish to include that proposal in our proxy statement relating to that meeting, you must give advance notice to us prior to March 14, 2001. If you give notice of such a proposal to us after that deadline, the Company's proxy holders will be allowed to use their discretionary voting authority to vote against the proposal when and if the proposal is raised at the annual meeting.

     We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year's Annual Meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting.

            STOCK OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     This table shows how much Company Common Stock is beneficially owned by owners of more than 5% of the outstanding shares, directors and certain executive officers, as of April 14, 2000.

                                                NUMBER OF      RIGHTS TO   TOTAL SHARES   PERCENT OF
                                               OUTSTANDING      ACQUIRE    BENEFICIALLY   OUTSTANDING
         NAME OF BENEFICIAL OWNER            SHARES OWNED(1)   STOCK(2)       OWNED         SHARES
         ------------------------            ---------------   ---------   ------------   -----------
Capital Research and Management(3).........     3,635,000             --    3,635,000        11.2%
  333 South Hope Street
  Los Angeles, CA 90071
Massachusetts Financial Services Co........     2,213,280             --    2,213,280         6.8%
  500 Boylston Street
  Boston, MA 02116
Alexander Joffe(4).........................     1,068,000        453,124    1,521,124         4.6%
  1144 East Arques Avenue
  Sunnyvale, CA 94086
Amos Wilnai(5).............................     1,304,876          3,333    1,308,209         4.0%
  1144 East Arques Avenue
  Sunnyvale, CA 94086
Douglas C. Spreng(6).......................           937        291,666      292,603           *
Sena C. Reddy..............................        53,118         86,249      139,367           *
Ari Birger.................................        73,257         39,270      112,527           *
John A. Teegen.............................         4,173         84,999       89,172           *
Frederick J. Berkowitz.....................           185         49,999       50,184           *
Andrew J. Gottlieb.........................         2,000             --        2,000           *
Jeffrey L. Cashen..........................            --             --           --           *
Richard C. Yonker..........................            --             --           --           *
Geoffrey Y. Yang(7)........................       124,488         23,333      147,821           *
Andrew S. Rappaport........................       112,650         23,333      135,983           *
Irwin Federman.............................        74,707         23,333       98,040           *
John G. Adler..............................            --         42,708       42,708           *
All directors and executive officers as a
  group (14 persons)(8)....................     4,134,053      1,121,347    5,255,400        15.6%

---------------
 *  Less than 1%.

(1) Includes shares for which the named person (i) has sole voting and investing power or (ii) has shared voting and investment power with his or her spouse.

(2) Includes shares that can be acquired through stock options exercises through June 13, 2000, which is 60 days from the record date of April 14, 2000.

(3) Capital Research and Management Company, an investment adviser, is deemed to be the beneficial owner of 3,635,000 shares for which they have sole dispositive power. Capital Research and Management Company disclaims beneficial ownership of these shares. SMALLCAP World Fund, Inc., an investment company which is advised by Capital Research and Management Company, is the beneficial owner of 2,060,000 shares for which it has sole voting power. SMALLCAP World Fund, Inc. is located at 333 South Hope Street, Los Angeles, CA 90071.

(4) Includes 9,000 shares held by Mr. Joffe's minor children, as to which Mr. Joffe disclaims beneficial ownership.

(5) Represents shares held by Amos Wilnai and Ruth Wilnai, Trustees of the Wilnai Family Trust U/D/T dated June 10, 1997. Does not include 1,039,456 shares held by each of Nitzan Wilnai, Sigal Wilnai and Yael Wilnai, Mr. Wilnai's adult children. Also does not include 113,205 shares held by Miriam Wilnai, Mr. Wilnai's mother. Mr. Wilnai disclaims beneficial ownership of all these shares.

(6) Does not include 300 shares held by Mr. Spreng's son, as to which Mr. Spreng disclaims beneficial ownership.

(7) Does not include 1,261,322 shares beneficially owned by Institutional Venture Partners VI, L.P., 18,114 shares held by Institutional Venture Management VI, L.P., and 36,226 shares held by IVP Founders Fund I, L.P. As a General Partner of Institutional Venture Management VI, L.P., which is the General Partner of each of such limited partnerships, Mr. Yang may be deemed to share voting and investment power with respect to these shares. However, Mr. Yang disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in these partnerships.

(8) Includes shares held by Institutional Venture Partners VI, L.P., Institutional Venture Management VI, L.P., IVP Founders Fund I, L.P.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR AND BIOGRAPHIES OF DIRECTORS

     The Company's Board of Directors (the "Board") consists of six persons, divided into three Classes as shown in the table below. Each Class serves a three-year term. Each year at the Annual Meeting the stockholders elect directors in one of the Classes. This year the stockholders will elect two Class III directors. The table below shows information regarding this year's nominees for Class III directors as well as for the remaining directors of the Company as of the record date.

             NOMINEES                CLASS   AGE                 POSITIONS                 DIRECTOR SINCE
             --------                -----   ---                 ---------                 --------------
John G. Adler......................  III     62    Director                                     1997
Irwin Federman.....................  III     64    Director                                     1994

REMAINING DIRECTORS
-----------------------------------
Douglas C. Spreng..................   I      56    President and Chief Executive Officer        1999
Geoffrey Y. Yang...................   I      40    Director                                     1994
Andrew S. Rappaport................   II     42    Director                                     1994
Amos Wilnai........................   II     60    Chairman of the Board                        1992

     John G. Adler has served as a director of the Company since March 1997. Mr. Adler has served as a director of Adaptec, Inc., an electronic equipment manufacturing company, since June 1998. Mr. Adler also served as the Chairman of the Board of Directors of Adaptec, Inc. from May 1990 through August 1997, as the President from May 1985 to August 1992 and as Chief Executive Officer from December 1986 to July 1995. Mr. Adler holds a B.S.E.E. degree from the University of Mississippi and was a Sloan Executive Fellow at Stanford University in 1971.

     Irwin Federman has served as a director of the Company since July 1994. Mr. Federman has been a general partner of U.S. Venture Partners, a venture capital firm, since April 1990. From 1988 to 1990 he was a Managing Director of Dillon Read & Co., an investment banking firm, and a general partner in its venture capital affiliate, Concord Partners. Mr. Federman also serves on the boards of directors of SanDisk Corporation, a memory systems company, Netro Corporation, a provider of wireless networking equipment, QuickLogic, Inc., a semiconductor manufacturer, Komag Inc., a thin film media manufacturer, Checkpoint Software Technologies, Inc., a network security software company and several privately-held companies. Mr. Federman received a B.S. degree in Economics from Brooklyn College and was awarded an honorary Doctorate of Engineering Science from Santa Clara University.

     Douglas C. Spreng has served as the Company's President and Chief Executive Officer since April 1999. Mr. Spreng was most recently the Executive Vice President of the Client Access Business Unit of 3Com Corporation, a networking company, from 1992 to 1999. Mr. Spreng holds a B.S.E.E. from the Massachusetts Institute of Technology and an M.B.A. from Harvard Business School.

     Geoffrey Y. Yang has served as a director of the Company since July 1994. Mr. Yang has been a general partner of Institutional Venture Partners, a venture capital firm, since June 1989. He has also been a managing director of Redpoint Ventures, a venture capital firm, since August 1999. He serves on the boards of directors of AskJeeves, Inc., an online personal service infrastructure company, TiVo, Inc., a provider of personal television services, Turnstone Systems, Inc., a provider of digital subscriber line deployment and management products, and numerous private companies. Mr. Yang holds a B.A. in Economics from Princeton University, a B.S.E. in Engineering and Management Systems from Princeton University, as well as an M.B.A. from Stanford University.

     Andrew S. Rappaport has served as a director of the Company since July 1994. Mr. Rappaport has been a partner of August Capital, LLC, a venture capital firm, since July 1996. Prior to that time, Mr. Rappaport was the President of The Technology Research Group, Inc., a Boston-based strategic management consulting firm which he founded in August 1984. He also serves on the boards of directors of Silicon Image, a semiconductor manufacturer and Telocity, a provider of residential internet services. He is also the director of numerous private companies. Mr. Rappaport attended Princeton University.

     Amos Wilnai has served as the Chairman of the Board of Directors since he founded the Company in September 1992. From September 1994 to June 1998, Mr. Wilnai served as the Company's Executive Vice President of Business Development and from September 1992 to October 1994, he was the President of the Company. Mr. Wilnai has a B.S.E.E. degree from the Technion Institute of Technology in Israel and an M.S.E.E. degree from the Polytechnic Institute in Brooklyn.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board held seven meetings during the last fiscal year. The Board has two standard committees as follows:

                                                                                     NUMBER OF
 NAME OF COMMITTEE                                                                  MEETINGS IN
    AND MEMBERS                        FUNCTIONS OF THE COMMITTEE                   FISCAL YEAR
 -----------------                     --------------------------                   -----------
AUDIT:
Irwin Federman         Recommends selection of independent accountants to the            4
                         Board
Andrew S. Rappaport    Reviews the scope of the Company's annual audit and its
                         costs
                       Reviews the Company's policies and procedures regarding
                         internal accounting controls
                       Reviews recommendations from the independent accountants
COMPENSATION:
John G. Adler          Reviews performance of the CEO and other executive officers       1
                       Determines total compensation arrangements for the CEO and other executive officers
Geoffrey Y. Yang       Reviews management's policies and practices regarding bonus and stock compensation arrangements for other employees
                         of the Company
                       Administers the Company's employee stock plans

     No director attended less than 75% of the meetings of the Board or any committee on which he served during 1999, except Mr. Federman who was absent from two meetings of the Board.

DIRECTORS' COMPENSATION

     The Company does not pay cash compensation to its directors for their services. The Company's 1997 Director Option Plan (the "Plan") automatically grants to each non-employee director (who was not a member of the Board in 1997 when the Plan was adopted) an option to purchase 40,000 shares when he or she first becomes a non-employee director. The option vests as to 25% of the underlying shares one year after the date of grant, then as to 1/48 of those shares ratably over the next 36 months. Each year the Plan also automatically grants an option to each non-employee director to purchase 10,000 shares two days after the announcement of the Company's earnings for the preceding fiscal year, if the director has served on the Board for the preceding six months. These options vest as to 1/12 of the underlying shares each month for one year. All options are non-statutory options, have an exercise price equal to the fair market value on the date of grant and have a term of ten years.

     In light of the prior and continuing contributions of directors to the Company, options issued under the Plan contain a change in control provision. A change in control is a merger of the Company or a sale of substantially all of the assets of the Company. If there is a change in control of the Company and:

     - the successor corporation does not assume or substitute each option held or

     - the successor does assume or substitute each option held but the director is later terminated other than by voluntary resignation all options held by the director under the Plan will become fully vested and exercisable. As of December 31, 1999, all director options outstanding had been issued under the 1997 Director Option Plan, except one option issued to John Adler for 90,000 shares. This option was issued from the Company's 1993 Stock Option Plan and was amended, along with other options issued from the 1993 Stock Option Plan to certain executive officers, to contain a change in control provision. See a discussion of this amendment in the section entitled "Change in Control Provisions."

VOTE REQUIRED

     The two nominees for Class III director receiving the highest number of affirmative votes will be elected. Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

BOARD OF DIRECTORS RECOMMENDATION

     The Board of Directors recommends that stockholders vote FOR the Company's nominees for director.

                                  PROPOSAL TWO

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors selected PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2000. If the stockholders do not ratify the appointment, the Board will reconsider the selection of the independent accountants. PricewaterhouseCoopers LLP have advised the Company that they will have a representative at the Annual Meeting available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

VOTE REQUIRED

     The affirmative vote of the majority of the votes cast is required for ratification.

BOARD OF DIRECTORS RECOMMENDATION

     The Board of Directors recommends that stockholders vote FOR the ratification of PricewaterhouseCoopers LLP as the Company's independent accountants for the 2000 fiscal year.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table lists, for the last three years, compensation paid to the Company's Chief Executive Officer and the four most highly compensated executive officers serving at fiscal year end. Our former Vice President, Finance and Chief Financial Officer, Uday Bellary, would have been included in the table had he still been serving as Vice President, Finance and Chief Financial Officer at fiscal year end. We refer to the officers listed below as the "Named Officers."

                                                                        LONG-TERM
                                                                   COMPENSATION AWARDS
                                       ANNUAL COMPENSATION($)     ---------------------
                                      -------------------------   SECURITIES UNDERLYING     OTHER ANNUAL
    NAME AND PRINCIPAL POSITIONS      YEAR    SALARY     BONUS         OPTIONS (#)        COMPENSATION ($)
    ----------------------------      ----   --------   -------   ---------------------   ----------------
Douglas C. Spreng(1)................  1999   $204,488        --         1,000,000                  --
  President and Chief Executive
  Officer
Alexander Joffe.....................  1999    180,000        --            50,000                  --
  Executive Vice President and        1998    160,000        --           100,000                  --
  Chief Technology Officer            1997    140,000        --           150,000                  --
Sena C. Reddy(2)....................  1999    160,000        --            50,000                  --
  Executive Vice President,
  Operations                          1998    140,000        --            50,000                  --
                                      1997    134,854        --           300,000                  --
Frederick J. Berkowitz(3)...........  1999    153,231   $39,000           215,000                  --
  Vice President, Engineering
John A. Teegen(4)...................  1999    160,000    82,633            50,000                  --
  Vice President, Sales               1998    140,000    42,000            25,000                  --
                                      1997    132,553    66,237           270,000             $74,693(5)

---------------
(1) Mr. Spreng joined the Company in April 1999. His 1999 annual salary was $275,000.

(2) Mr. Reddy joined the Company in January 1997.

(3) Mr. Berkowitz joined the Company in January 1999

(4) Mr. Teegen joined the Company in January 1997.

(5) Relocation expenses reimbursed by the Company.

STOCK OPTION GRANTS IN FISCAL 1999

     The following table lists all stock option grants to the Named Officers during fiscal 1999.

                                                                                     POTENTIAL REALIZABLE VALUE AT
                              NUMBER OF      % OF TOTAL                                 ASSUMED ANNUAL RATES OF
                              SECURITIES      OPTIONS                                   STOCK APPRECIATION FOR
                              UNDERLYING     GRANTED TO     EXERCISE                        OPTION TERMS(5)
                               OPTIONS      EMPLOYEES IN    PRICE PER   EXPIRATION   -----------------------------
            NAME              GRANTED(1)   FISCAL YEAR(2)   SHARE(3)     DATE(4)          5%              10%
            ----              ----------   --------------   ---------   ----------   -------------   -------------
Douglas C. Spreng...........  1,000,000        31.77%        $16.75       4/3/09      $10,533,985     $26,695,186
Alexander Joffe.............     50,000         1.59%         27.25      12/7/09          856,869       2,171,474
Sena C. Reddy...............     50,000         1.59%         27.25      12/7/09          856,869       2,171,474
Frederick J. Berkowitz......    150,000         4.77%         16.94      1/26/09        1,597,785       4,049,102
                                 65,000         2.07%         27.25      12/7/09        1,113,930       2,822,916
John A. Teegen..............     50,000         1.59%         27.25      12/7/09          856,869       2,171,474

---------------
(1) All Options were granted under the 1997 Stock Plan, have a 10 year term and vest as to 25% of the underlying shares one year after the date of grant, then as to 1/48 of those shares ratably over the next 36 months.

(2) Options to purchase a total of 3,147,467 shares of Common Stock were granted to employees during the fiscal year ended December 31, 1999.

(3) All options have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

(4) Options may terminate before their expiration dates if the optionee's status as an employee is terminated, upon the optionee's death or disability or upon a change in control of the Company.

(5) Potential realizable value assumes that the stock price will appreciate at the annual rates shown. These rates are compounded annually from the date of grant until the end of the 10-year term of the option. The potential realizable value is calculated as:

     (i) the potential stock price at the end of the term based on the 5 and 10 percent assumed appreciation rates

     (ii)  less the exercise price

     (iii) times the number of shares subject to the option

     The assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

STOCK OPTION EXERCISES IN FISCAL 1999 AND FISCAL YEAR-END OPTION VALUES

     The following table lists information regarding stock option exercises during fiscal 1999 and the number and value of options held at December 31, 1999 by the Named Officers.

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                               OPTIONS AT              IN-THE-MONEY OPTIONS AT
                             SHARES                         DECEMBER 31, 1999           DECEMBER 31, 1999(2)
                           ACQUIRED ON      VALUE      ---------------------------   ---------------------------
          NAME              EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             -----------   -----------   -----------   -------------   -----------   -------------
Douglas C. Spreng........         --             --           --       1,000,000              --    $17,625,000
Alexander Joffe..........         --             --      393,750         206,250     $12,736,713      4,682,032
Sena C. Reddy............    100,000     $3,551,595       48,750         168,750       1,460,313      3,846,875
Frederick J. Berkowitz...         --             --           --         215,000              --      3,078,750
John A. Teegen...........     90,000      2,491,573       63,125         141,875       1,984,688      3,153,750

---------------
(1) Value realized upon exercise is calculated as:

     (i) the price at which the stock was sold if the stock was sold on the same day as the exercise, or the closing price of the Company's stock on the date of exercise if the stock was not sold on the same day as the exercise

     (ii)  less the option exercise price per share

     (iii) times the number of shares purchased on exercise of the option.

(2) The value of an unexercised in-the-money option is calculated as:

     (i) the closing price of the Company's stock at December 31, 1999, which was $34.375 per share

     (ii)  less the option exercise price per share of the in-the-money option

     (iii) times the number of shares subject to the option.

                          CHANGE IN CONTROL PROVISIONS

     In fiscal 1997, the Board of Directors approved the amendment of all outstanding director and executive officer options to contain a change in control provision. The provision provides for partial acceleration of vesting if, following a change in control of the Company, the executive officer or director is terminated for any reason. Except for the President and Chief Executive Officer, the same terms apply to all new options granted to executive officers and directors since that date. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation -- Chief Executive Officer Compensation".

     The acceleration of vesting will occur even if the successor entity in the change of control transaction assumes the options. If obtaining "pooling of interest" accounting treatment is a condition to the change in control transaction, the Company must obtain concurrence from its independent accountants with management's opinion that the acceleration will not jeopardize the likelihood of receiving such accounting treatment in order to accelerate any of the options.

     The number of options accelerated is calculated as the number of options which would have vested if the individual had remained an employee or director of the Company for 1 year beyond his or her termination date. The total number of shares exercisable after a change in control which meets the circumstances described above is equal to (i) all options vested as of the termination date plus (ii) the number of options accelerated.

                              CERTAIN TRANSACTIONS

     Except as described below, the Company did not enter into any transaction or series of similar transactions during fiscal 1999 with any individual qualifying under the bullets listed below who had or will have a direct or indirect material interest in the Company and for which the individual or cumulative amount of the transaction exceeded $60,000.

     - director or executive officer

     - holder of more than 5% of the Company's voting securities

     - immediate family members of individuals qualifying under either of the bullets listed above

LOANS TO OFFICERS

     LOAN TO FUND THE EXERCISE PRICE OF STOCK OPTIONS. During 1995, the Company made a full recourse, interest-free loan to the executive officer listed below. The loan was issued in November 1995 and is secured by some of the shares of Common Stock purchased with the proceeds of the loan. The loan matures on the earlier of:

      (i) five years from the date of issue

      (ii) 30 days after the termination of employment for any reason other than death or disability

     (iii) one year after termination of employment due to death or disability

     Information regarding the loan as of December 31, 1999 is as follows:

                                                                     PRINCIPAL       SHARES REMAINING
                                                       SHARES        AMOUNT OF         IN ESCROW AT
                 EXECUTIVE OFFICER                    PURCHASED   LOAN OUTSTANDING   DECEMBER 31, 1999
                 -----------------                    ---------   ----------------   -----------------
Alexander Joffe.....................................  1,800,000       $47,400             85,500

INDEMNIFICATION AGREEMENTS

     The Company has entered into indemnification agreements with each of its directors and executive officers.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company believes that its directors, officers and greater than 10% stockholders complied with all reporting requirements under Section 16(a) of the Securities Exchange Act on time during fiscal 1999, except a Form 4 Filing for Mr. Rappaport for a single transaction that occurred in January 1999 that was reported in May 1999.

  REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
                                  COMPENSATION

     MEMBERSHIP OF THE COMMITTEE. During fiscal 1999, the Compensation Committee consisted of John G. Adler and Geoffrey Y. Yang. No interlocking relationship exists between any member of the Company's Board of Directors or the Compensation Committee and any member of the board of directors or compensation committee of any other company. In addition, no such interlocking relationship existed in the past.

     COMPENSATION PRINCIPLES. The Compensation Committee believes that the compensation of the Company's employees, including executive officers, should be designed to:

     - Attract, retain and motivate well-qualified employees who contribute to the long-term success of the Company.

     - Strongly encourage the development and achievement of strategic objectives that enhance long-term stockholder value.

     - Relate compensation levels to the overall success of the Company including (i) sound financial results for its stockholders (ii) quality products and services for its customers and (iii) favorable environment at the workplace for its employees.

     EXECUTIVE COMPENSATION PRACTICES. The Company's executive compensation program consists primarily of cash and equity-based components. Cash components consist of salary and bonus. Equity-based components consist of option grants under the Company's stock option plan and participation in the Company's employee stock purchase plan. The Company also provides health and welfare benefits to the Named Officers through programs that are available to all employees in general.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the deductibility by corporations of certain executive compensation in excess of $1 million for any covered individual. The Compensation Committee believes that compensation under the Company's 1997 Stock Plan is fully deductible because the Plan qualifies as "performance based" within the meaning of Section 162(a). The non-equity-based compensation paid to the Named Officers in fiscal 1999 did not exceed $1 million. The Compensation Committee will continue to consider the effects of Section 162(m) but does not currently intend to take any action to preserve the deductibility of cash compensation.

     CASH COMPONENTS. The Compensation Committee reviews salary levels for executive officers periodically in conjunction with compensation surveys for other data networking and semiconductor companies. The Company intends to maintain a total compensation program that attracts, motivates and retains high-performance executives who are critical to the long-term success of the Company. The Company has established an incentive compensation plan that pays bonuses to officers and employees based on achievement of pre-defined goals and financial targets. The Company does not currently intend to pay any amount into the 401(k) Plan to match employee contributions.

     EQUITY-BASED COMPONENTS. Equity-based components of compensation for employees, including the Named Officers, consist of stock options and discount stock purchases under the Employee Stock Purchase Plan. Options and the stock purchase plan provide a close tie between management and employees and the stockholders. Since the value of such equity-based compensation has a direct relationship to the Company's stock price performance, equity-based compensation focuses management and employees on creating and enhancing long-term stockholder value. The Company grants stock options to employees as an essential element of their compensation package.

     The Compensation Committee evaluates the following information when determining the number of options to grant to executive officers:

     - Survey data on options granted to executives with comparable positions at other companies

     - Number of options previously granted to the executive

     - Number of unvested options outstanding held by the executive

     - Executive's prior year individual performance

     In fiscal 1999, the Compensation Committee continued to focus on retention and individual performance as the critical factors in determining the number of options to grant to executives.

     Options granted in fiscal 1999 have exercise prices equal to the fair market value of the Common Stock on the date of grant and have a term of 10 years. The options vest as to 25% of the underlying shares one year after the date of grant, then as to 1/48 of those shares ratably over the next 36 months.

     EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL PROVISIONS. The Company currently does not have Employment Agreements with any of its officers, directors or employees. In light of the continuing contribution of employees, executive officers and directors of the Company, the 1997 Stock Plan and 1997 Director Option Plan have change in control provisions. If there is a change in control of the Company, all options under the 1997 Stock Plan and the 1997 Director Option Plan shall be fully vested and exercisable unless the successor corporation (i) assumes each option or (ii) substitutes each option with an equivalent option. See additional change in control provisions of the 1997 Director Option Plan discussed in "Proposal One -- Election of
Directors -- Directors Compensation" and the discussion on additional change in control provisions in options granted to executive officers and directors in the "Change in Control Provisions" section.

     CHIEF EXECUTIVE OFFICER COMPENSATION. In April 1999, Douglas C. Spreng joined the Company as its President and Chief Executive Officer. Mr. Spreng participates in the same compensation programs as the other Named Officers. The Compensation Committee determined his annual salary of $275,000 and stock option grant to purchase 1,000,000 shares based on a number of factors including his extensive background in the networking industry. The Compensation Committee believes his compensation package to be commensurate with those provided by other networking and semiconductor companies with similar opportunities and potential for growth.

     The stock option granted to Mr. Spreng provides for partial acceleration of vesting if, following a change in control of the Company, Mr. Spreng is terminated for any reason. The acceleration of vesting will occur even if the successor entity in the change of control transaction assumes the options. If obtaining "pooling of interest" accounting treatment is a condition to the change in control transaction, the Company must obtain concurrence from its independent accountants with management's opinion that the acceleration will not jeopardize the likelihood of receiving such accounting treatment in order to accelerate any of the options. The number of options accelerated is calculated as the number of options which would have vested if Mr. Spreng had remained employed with the Company for two years beyond his termination date. In addition, if Mr. Spreng is terminated due to a change in control, his salary and benefits will continue for a period of 12 months beyond his termination date. If Mr. Spreng is involuntarily terminated for any reason other than a change in control, his salary and benefits will continue for a period of six months beyond his termination date.

     The report of the Compensation Committee is not incorporated by reference by any general statement incorporating by reference this proxy statement or any portion of this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report.

                                          Respectfully submitted,

                                          John G. Adler
                                          Geoffrey Y. Yang

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     In December 1999, the Securities and Exchange Commission, the National Association of Securities Dealers, and the Financial Accounting Standards Board issued new rules regarding the activities and responsibilities of corporate audit committees. The Company's Audit Committee, together with outside counsel and independent accountants, has reviewed the new rules and their application to the Audit Committee. Based on this review, the Audit Committee believes that it is already in compliance with many of the new requirements. In cases where the Audit Committee is not in compliance, the new rules provide for transition periods for compliance, and the Committee plans to comply with the remainder of the rules during those periods. In this report, the Audit Committee discusses its structure and activities and how it complies or will comply with the new requirements.

     MEMBERSHIP OF THE COMMITTEE. During fiscal 1999, the Audit Committee members were Irwin Federman and Andrew S. Rappaport. The Audit Committee believes that the current membership meets the requirements for independence, financial literacy and accounting or related financial management expertise. No cross compensation committee relationship exists between any member of the Company's Board of Directors or the Audit Committee and any member of the board of directors or compensation committee of any other company. No member of the Audit Committee has ever been an employee of the company or is an immediate family member of any current or past executive officer of the company. No director who is a member of the Audit Committee has accepted payments from the company during fiscal 1999, other than for board service. The new rules require that the Audit Committee consist of three qualified members by the end of a transition period ending in 2001. The Audit Committee intends to recruit members as necessary to meet this requirement during the coming year.

     AUDIT COMMITTEE CHARTER. The Board of Directors approved a written charter for the Audit Committee in August 1997. In addition to membership requirements, the charter outlines the scope of Audit Committee responsibilities and activities. The Audit Committee intends to amend the charter during 2000 to comply with the new rules.

     REVIEW OF FINANCIAL STATEMENTS. The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 1999 with management. The Committee also discussed with the independent accountants the matters requiring discussion by Statement of Auditing Standards No. 61, "Communication with Audit Committees". The Committee discussed with the independent accountants their independence as required by Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees." Based on these activities, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K. Independence Standard No. 1 also requires that the Audit Committee receive written disclosures and a letter from the accountants regarding their independence. The Audit Committee received this documentation after the filing of the Annual Report on Form 10-K, and it confirmed the verbal discussions regarding their independence. In future years, the Audit Committee plans to request the independent accountants to provide written documentation regarding their independence before the filing of the Annual Report on Form 10-K.

                                          Respectively submitted,

                                          Irwin Federman
                                          Andrew S. Rappaport

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total stockholder returns for the Company's Common Stock, the Nasdaq Stock Market -- U.S. Index, and the Chase Hambrecht & Quist Technology Index. The Chase Hambrecht & Quist Technology Index is comprised of the publicly traded stocks of approximately 275 companies in the computer hardware, computer software, communications, semiconductor and information services industries. Both indices weight returns based on market capitalization of the companies in the indices. Historic stock price performance is not necessarily indicative of future stock price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*

                                                                            NASDAQ STOCK MARKET-U.S.        HAMBRECHT & QUIST
                                                   MMC NETWORKS, INC.                 INDEX                 TECHNOLOGY INDEX
                                                   ------------------       ------------------------        -----------------
10/28/97                                                   100                         100                         100
12/31/97                                                   155                          98                          94
12/31/98                                                   120                         138                         146
12/31/99                                                   313                         250                         325

* Assumes $100 invested on October 28, 1997, the effective date of the Company's initial public offering. Total return assumes reinvestment of dividends.

                                             OCTOBER 28,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                1997            1997            1998            1999
                                             -----------    ------------    ------------    ------------
MMC Networks, Inc. ........................     $100            $155            $120            $313
Nasdaq Stock Market -- U.S. Index..........      100              98             138             250
Chase Hambrecht & Quist Technology Index...      100              94             146             325

     The Stock Price Performance Graph is not incorporated by reference by any general statement incorporating by reference this proxy statement or any portion of this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent specifically stated in any such filing.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: April 28, 2000

                                                                      1679-PS-00

                                  DETACH HERE

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               MMC NETWORKS, INC.

                 PROXY FOR 2000 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 31, 2000

     The undersigned stockholder of MMC Networks, Inc. (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the 2000 Annual Meeting of Stockholders of the Company to be held on May 31, 2000 at 1:00 p.m., local time, at the Company's principal place of business, 1144 East Arques Avenue, Sunnyvale, California 94086 (telephone (408) 731-1600), and hereby revokes all previous proxies and appoints Amos Wilnai and Douglas Spreng, or either of them, with full power of substitution, Proxies and Attorneys-in-Fact, on behalf and in the name of the undersigned, to vote and otherwise represent all of the shares registered in the name of the undersigned at said Annual Meeting, or any adjournment thereof, with the same effect as if the undersigned were present and voting such shares, on the matters specified on the reverse side:


-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

MMC NETWORKS, INC.
c/o EquiServe
P.O. Box 9398
Boston, MA 02205-9398

                                  DETACH HERE

     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE FOLLOWING PERSONS AND PROPOSALS, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

1.  Election of Directors

    NOMINEES: (01) John G. Adler and (02) Irwin Federman

      FOR     [ ]                  [ ]  WITHHELD
      ALL                               FROM ALL
    NOMINEES                            NOMINEES

[ ]
   ----------------------------------------------
   For all nominees except as noted above

                                                           FOR  AGAINST  ABSTAIN
2.  Proposal to ratify the appointment of                  [ ]    [ ]      [ ]
    PricewaterhouseCoopers LLP as the independent accountants of the Company for the fiscal year ending December 31, 2000.

In their discretion, the Proxies are entitled to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

                              (This proxy should be marked, dated and signed by each stockholder exactly as such stockholder's name appear hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)


Signature:                                                  Date:
          ------------------------------------------------       ---------------

Signature:                                                  Date:
          ------------------------------------------------       ---------------